                                                                    EXHIBIT 99.2

                               BEA SYSTEMS, INC.

       INDEX TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
FINANCIAL STATEMENTS
Supplemental Condensed Consolidated Statements of Operations for the six
 months ended July 31, 1998 and 1997..................................... B-2
Supplemental Condensed Consolidated Balance Sheets as of July 31, 1998
 and January 31, 1998.................................................... B-3
Supplemental Condensed Consolidated Statements of Cash Flows for the six
 months ended July 31, 1998 and 1997..................................... B-4
Notes to Supplemental Condensed Consolidated Financial Statements........ B-5

                               BEA SYSTEMS, INC.
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                           SIX MONTHS ENDED
                                                               JULY 31,
                                                           ------------------
                                                             1998      1997
                                                           --------  --------
Revenues:
  License fees............................................ $ 86,512  $ 51,548
  Services................................................   39,588    16,651
                                                           --------  --------
    Total revenues........................................  126,100    68,199
                                                           --------  --------
Cost of revenues:
  Cost of license fees....................................    1,623     1,168
  Cost of services........................................   24,991    10,710
  Amortization of certain acquired intangible assets......    8,408     5,414
                                                           --------  --------
    Total cost of revenues................................   35,022    17,292
                                                           --------  --------
Gross margin..............................................   91,078    50,907
Operating expenses:
  Sales and marketing.....................................   58,944    33,566
  Research and development................................   20,977    11,940
  General and administrative..............................   12,165     8,159
  Acquisition-related charges.............................   38,791    16,000
                                                           --------  --------
    Total operating expenses..............................  130,877    69,665
                                                           --------  --------
Loss from operations......................................  (39,799)  (18,758)
Interest and other, net...................................       75    (4,310)
                                                           --------  --------
Loss before provision for income taxes....................  (39,724)  (23,068)
Provision for income taxes................................    1,679     1,172
                                                           --------  --------
Net loss.................................................. $(41,403) $(24,240)
                                                           ========  ========
Basic and diluted net loss per share...................... $  (0.61) $  (0.62)
                                                           ========  ========
Shares used in computing basic and diluted net loss per
 share....................................................   67,858    39,265
                                                           ========  ========

                             See accompanying notes

                               BEA SYSTEMS, INC.

               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                         JULY 31,   JANUARY 31,
                                                           1998        1998
                                                         ---------  -----------
                                                              (UNAUDITED)
                         ASSETS
Current assets:
 Cash and cash equivalents.............................. $  30,607   $  90,984
 Short-term investments.................................   215,354       8,708
 Accounts receivable, net...............................    66,244      47,922
 Other current assets...................................     5,264       3,163
                                                         ---------   ---------
  Total current assets..................................   317,469     150,777
Computer equipment, furniture and leasehold improve-
 ments, net.............................................    11,913       8,206
Acquired intangible assets, net.........................    75,504      12,315
Other assets............................................     9,279       2,905
                                                         ---------   ---------
  Total assets.......................................... $ 414,165   $ 174,203
                                                         =========   =========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Borrowing under lines of credit........................ $   2,173   $   1,879
 Accounts payable.......................................     8,903       5,338
 Accrued liabilities....................................    39,895      26,012
 Accrued income taxes...................................     3,815       2,741
 Deferred revenues......................................    19,973      14,963
 Current portion of notes payable and capital lease ob-
  ligations.............................................    29,797      43,141
                                                         ---------   ---------
  Total current liabilities.............................   104,556      94,074
Notes payable and capital lease obligations.............       733         766
Convertible subordinated notes..........................   250,000         --
Stockholders' equity:
 Preferred stock........................................         4           1
 Common stock...........................................        70          69
 Additional paid-in capital.............................   237,500     211,556
 Accumulated deficit....................................  (173,017)   (130,546)
 Notes receivable from shareholders.....................      (544)       (544)
 Deferred compensation..................................    (4,601)       (601)
 Accumulated other comprehensive loss...................      (536)       (572)
                                                         ---------   ---------
  Total stockholders' equity............................    58,876      79,363
                                                         ---------   ---------
  Total liabilities and stockholders' equity............ $ 414,165   $ 174,203
                                                         =========   =========

                             See accompanying notes

                               BEA SYSTEMS, INC.
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                            SIX MONTHS ENDED
                                                                JULY 31,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
Operating activities:
 Net loss.................................................. $(41,403) $(24,240)
 Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
  Depreciation ............................................    1,720     1,091
  Amortization of deferred compensation....................      458       122
  Amortization of acquired intangible assets and certain
   acquisition-related charges.............................   47,847    21,554
  Amortization of debt issuance costs......................      139        --
  Changes in operating assets and liabilities, net of busi-
   ness combinations.......................................   (5,276)   (3,170)
  Other....................................................     (144)      255
                                                            --------  --------
Net cash provided by (used in) operating activities........    3,341    (4,388)
                                                            --------  --------
Investing activities:
 Purchase of computer equipment, furniture and leasehold
  improvements.............................................   (5,188)     (746)
 Payments for business combinations, net of cash acquired..  (98,358)   (1,519)
 Net sales of available-for-sale short-term investments.... (206,646)       --
                                                            --------  --------
Net cash used in investing activities...................... (310,192)   (2,265)
                                                            --------  --------
Financing activities:
 Net borrowings (payments) under lines of credit...........      263    (9,050)
 Net borrowings (payments) on notes payable and capital
  lease obligations........................................  230,138   (19,609)
 Proceeds from issuance of common and preferred stock,
  net......................................................   16,006   140,052
                                                            --------  --------
Net cash provided by financing activities..................  246,407   111,393
                                                            --------  --------
Net increase (decrease) in cash and cash equivalents.......  (60,444)  104,740
Cumulative foreign currency translation adjustment.........       67      (263)
Cash and cash equivalents at beginning of period...........   90,984     3,872
                                                            --------  --------
Cash and cash equivalents at end of period................. $ 30,607  $108,349
                                                            ========  ========

                             See accompanying notes

       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  The condensed consolidated financial statements included herein are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with Management's Discussion and Analysis or Plan of Operations contained in the BEA Systems, Inc. (BEA or the Company) Annual Report on Form 10-KSB for the fiscal year ended January 31, 1998 and the supplemental consolidated financial statements and notes thereto, contained in this current report on Form 8-K/A as amended, reflecting the merger with WebLogic, Inc. (WebLogic). The results of operations for the six months ended July 31, 1998 and 1997 are not necessarily indicative of the results for the entire fiscal year ending January 31, 1999.

  The consolidated balance sheet at January 31, 1998 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

  As described in Note 5, on September 30, 1998, the Company acquired all of the outstanding shares of WebLogic in a transaction accounted for as a pooling of interests. The Company's financial statements have been recast to include the results of operations, financial position and cash flows of WebLogic for the periods presented.

  The results of operations for the separate companies and the combined amounts presented in the consolidated financial statements follow (in thousands):

                                                             SIX MONTHS ENDED
                                                                 JULY 31,
                                                             ------------------
                                                               1998      1997
                                                             --------  --------
   Total revenues:
     BEA Systems, Inc....................................... $122,927  $ 67,153
     WebLogic, Inc..........................................    3,173     1,046
                                                             --------  --------
       Combined.............................................  126,100    68,199
                                                             ========  ========
   Net income (loss):
     BEA Systems, Inc....................................... $(36,130) $(22,887)
     WebLogic, Inc..........................................   (5,273)   (1,353)
                                                             --------  --------
       Combined............................................. $(41,403) $(24,240)
                                                             ========  ========

                               BEA SYSTEMS, INC.

2. EARNINGS PER SHARE

  The Company adopted Statement of Financial Accounting Standard No. 128 (FAS
128), "Earnings per Share," in the fourth quarter of the fiscal year ended January 31, 1998. As a result, the Company has changed the method used to compute net earnings per share and has restated net earnings per share for all prior periods as required by FAS 128. The adoption of FAS 128 did not have a material impact on the Company's consolidated results of operations. The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations (in thousands, except per share data):

                                                           SIX MONTHS ENDED
                                                               JULY 31,
                                                           ------------------
                                                             1998      1997
                                                           --------  --------
   Numerator:
     Net loss............................................. $(41,403) $(24,240)
     Effect of Series B redeemable convertible preferred
      stock dividends.....................................      --       (268)
                                                           --------  --------
     Net loss available to common stockholders for basic
      loss per share...................................... $(41,403) $(24,508)
                                                           ========  ========
   Denominator:
     Weighted average shares..............................   67,858    39,265
                                                           ========  ========
     Basic and diluted net loss per share................. $  (0.61) $  (0.62)
                                                           ========  ========

  The computation of diluted net loss per share for the six months ended July 31, 1998 excludes the impact of the conversion of the 4% Convertible Subordinated Notes issued in June and July 1998 (See Note 3), which are convertible into 9.5 million shares of common stock, as well as 5.5 million stock options and 4.2 million shares of convertible preferred stock, as such impact would be antidilutive for the periods presented.

3. CONVERTIBLE SUBORDINATED DEBT OFFERING

  On June 12, 1998, the Company completed the sale of $200 million of 4% Convertible Subordinated Notes (the Notes) due June 15, 2005 in an offering to qualified institutional investors. The Company granted the initial purchasers a 30-day option to purchase an additional $50 million of the Notes to cover overallotments, which was exercised in full in a transaction completed on July 7, 1998. The Notes are subordinated to all existing and future senior indebtedness of the Company and are convertible into common stock of the Company at a conversion rate of 37.8698 shares per $1,000 principal amount of Notes (equivalent to an approximate conversion price of $26.41 per share). The Notes are redeemable at the option of the Company in whole or in part at any time on or after June 5, 2001, in cash plus accrued interest through the redemption date, if any, subject to certain events.

4. COMPREHENSIVE INCOME

  Effective February 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", (FAS 130). FAS 130 establishes new rules for the reporting of comprehensive income and its components and requires foreign currency translation adjustments and unrealized gains or losses on the Company's available-for-sale investments, which prior to adoption were reported in shareholders' equity, to be included in other comprehensive income. Prior year financial statements have been restated to conform to the requirements of FAS 130.

                               BEA SYSTEMS, INC.

  The components of comprehensive income, net of tax, are as follows (in thousands):

                                                           SIX MONTHS ENDED
                                                               JULY 31,
                                                           ------------------
                                                             1998      1997
                                                           --------  --------
   Net loss............................................... $(41,403) $(24,240)
   Foreign currency translation adjustment................       25      (184)
   Change in unrealized gain (loss) on available-for-sale
    investments...........................................      (37)      --
                                                           --------  --------
   Comprehensive loss..................................... $(41,415) $(24,424)
                                                           ========  ========

5. ACQUISITIONS

  On June 16, 1998, the Company completed an Asset Purchase Agreement with NCR Corporation (NCR) under which the Company purchased the TOP END enterprise middleware technology and product family for approximately $92.4 million in cash. The Company has accounted for the acquisition as a purchase of assets. In connection with the purchase, the Company recorded a charge of $38.3 million relating to acquired in-process research and development in its second quarter ended July 31, 1998. The remaining purchase price was primarily allocated to intangible assets.

  In July 1998, the Company acquired Entersoft Systems Corporation, an independent distributor of TOP END products. The purchase price of the transaction was approximately $2.7 million in cash. The Company has accounted for the acquisition using the purchase method, with the purchase price being allocated primarily to intangible assets.

  On September 30, 1998, the Company issued 7,643,120 shares of its common stock to acquire WebLogic, Inc. (WebLogic), a San Francisco-based software company, in a transaction accounted for as a pooling of interests. The Company's supplemental condensed consolidated financial statements for the six months ended July 31, 1998 and 1997 include the financial position of WebLogic as of July 31, 1998 and 1997, and its statement of operations, and cash flows for the six months ended July 31, 1998 and 1997, respectively.

6. SUBSEQUENT EVENT

  In August 1998, the Company paid the remaining $27.7 million outstanding debt due to Novell, Inc. in connection with the acquisition of TUXEDO, securing the perpetual rights to the BEA TUXEDO product.